Rule 424(b)(2)
			Registration Nos. 333-44771
	NASD File No. 961029005
	Cusip #: 52517PND9

PRICING SUPPLEMENT NO. 307
Trade Date: March 3, 1998 to Prospectus
Supplement dated February 18, 1998
and Prospectus dated February 18, 1998

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  9.506%

Agent's Commission: .00%

Original Issue Date: 03/25/98

Interest Rate Per Annum:  0.00%

Maturity Date:  03/25/28

Call Option: The Issuer has the right to call the Issue on the dates listed below at the corresponding prices. Call Notice is 30 calendar days.

Call Dates:  March 25, 2003:	14.07125
             March 25, 2008:	20.82890
	         March 25, 2013:	30.83187
	         March 25, 2018:	45.63870
	         March 25, 2023:	67.55641

These Notes, issued under Pricing Supplement No. 307, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of proceeds of this offering is $38,024,000 representing a face amount of $400,000,000 and relates only to Pricing Supplement No. 307. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $14,162,913,688 and, to date, including this offering, an aggregate of $13,689,937,688 Medium-Term Notes, Series E has been issued and $9,297,702,688 are outstanding.


The Agent has purchased the Notes as principal in this transaction and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.